Exhibit 10(d)

PENNROCK FINANCIAL SERVICES CORP.
MELVIN PANKUCH DEFERRED COMPENSATION PLAN AGREEMENT

THIS AGREEMENT, made and entered into this 12th day of June, 1995, by and between BLUE BALL NATIONAL BANK, a national banking association with principal offices and place of business at 1060 Main Street, Post Office Box 580, Blue Ball, Pennsylvania, 17506 (hereinafter referred to as the "Bank"), and MELVIN PANKUCH, an adult individual residing at 58 Heister Avenue, New Holland, Pennsylvania (hereinafter referred to as "Pankuch"),

                                   WITNESSETH:

  WHEREAS, Pankuch is employed by the Bank; and WHEREAS, the Bank recognizes the valuable services heretofore performed for it by Pankuch and wishes to encourage his continued employment; and WHEREAS, Pankuch wishes to defer a certain portion of compensation payable to him; and
  WHEREAS, the parties hereto wish to provide the terms and conditions upon which the Bank shall pay such deferred compensation to Pankuch or his designated beneficiary; and
  WHEREAS, the parties intend that this Agreement be considered an unfunded arrangement, maintained primarily to provide deferred compensation benefits for Pankuch, a member of select group of management or highly compensated employees of the Bank, for purposes of Employee Retirement Income Act of 1974, as amended;
  NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree as follows:
  1. DEFINITION OF TERMS. Certain words and phrases are defined when first used in this Agreement. In addition, the following words and phrases when used herein, unless the context clearly requires otherwise, shall have the following respective meanings:
     (a)Accrued Benefit: The sum of all Deferred Amounts credited to Pankuch's Retirement Account and due and owing to Pankuch or his beneficiaries pursuant to this Agreement, together with Additions thereto calculated as set forth in paragraph 3 hereof, minus any distributions hereunder.
     (b)Affiliate: Any corporation, partnership, joint venture, association, or similar organization or entity, the employees of which would be treated as employed by the Bank under Section 414(b) and 414(c) of the Code.
     (c)Agreement: This Agreement, together with any and all amendments or supplements thereto.
     (d)Code: The Internal Revenue Code of 1986, 26 U.S.C. `101 et seq., as amended or as it may be amended from time to time.
     (e)Compensation: Total salary and commissions of Pankuch paid or accrued by the Bank, exclusive of Accrued Benefits, stock options, stock appreciation rights, and any employer contributions or payments to any other trust, fund, agreement or plan providing retirement, pension, profit sharing, health, welfare, death, insurance or similar benefits.
     (f)Deferred Amount: A portion of the Compensation otherwise payable to Pankuch, receipt of which Pankuch has elected to defer under the provisions of paragraphs 2 and 4 hereof.
     (g)Effective Date:  The date of the execution of this Agreement.
     (h)Election of Deferral. A written notice filed by Pankuch with the Payroll Department of the Bank in substantially the form attached hereto as Exhibit "A", specifying the amount of Compensation to be deferred.

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
     (i)Fiscal Year.  The taxable year of the Bank.
     (j)Normal Retirement Date. The date Pankuch attains sixty-five (65) years of age.
     (k)Notice of Discontinuance: A written notice filed by Pankuch with the Payroll Department of the Bank in substantially the form attached hereto as Exhibit "B", requesting discontinuance of the deferral of Pankuch's Compensation.
     (l)Retirement Account. Book entries maintained by the Bank reflecting Deferred Amounts and Additions thereon; provided, however, that the existence of such book entries and the Retirement Account shall not create and shall not be deemed to create a trust of any kind, or a fiduciary relationship between the Bank and Pankuch, his designated beneficiary, or other beneficiaries under this Agreement.

  2. DEFERRED COMPENSATION. Commencing on the Effective Date, and continuing through the date on which Pankuch's employment terminates because of his death, normal retirement, disability, or any other cause, Pankuch and the Bank agree that Pankuch shall be entitled to elect to defer into his Retirement Account up to the following maximum amounts of the Compensation that Pankuch would otherwise be entitled to receive from the Bank in each of the following Fiscal Year of the Bank:
                                  Amount Deferred
                                  ---------------
               1995                   $10,000.00
               1996                   $11,000.00
               1997                   $12,100.00
               1998                   $13,310.00
               1999                   $14,641.00
               2000                   $16,105.00
               2001                   $17,716.00
               2002                   $19,487.00
               2003                   $21,436.00
               2004                   $23,579.00

     The contemplated Annual Deferral Sum shall be deferred in substantially equal bi-weekly amounts during each Fiscal Year or portion thereof during which this Agreement is in effect. The amount of Compensation actually deferred in any Fiscal Year, taking into account discontinuance of deferral pursuant to a Notice of Discontinuance, termination of Pankuch's employment, the death of Pankuch, or otherwise is hereinafter referred to as the "Annual Deferred Amount." The portions of Pankuch's Annual
     Deferred Amount deferred bi-weekly shall be credited to Pankuch's Retirement Account bi-weekly, as Deferrals are accrued.
  3. ADDITIONS TO DEFERRED AMOUNTS. The Bank hereby agrees that it will credit Deferred Amounts in Pankuch's Retirement Account with additions thereon ("Additions") from and after the dates Deferred Amounts are credited to the Retirement Account, subject to the limitations herein set forth. Additions to Deferred Amounts, calculated at the rate of eight percent (8%) per annum, compounded annually at the end of each Fiscal Year, shall accrue commencing on the date the Retirement Account first has a positive balance and shall continue until the first of the following events to occur:
     (a)The date that Death Benefits as described in paragraph 7(b) hereof, Retirement Benefits, or Disability Benefits, whichever applies, end hereunder; or

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     (b)The date on which Death Benefits as described in paragraph 7(a) hereof commence; or
     (c)The date on which a Termination Benefit or an Acquisition Termination Benefit, as herein defined, is paid.
  4. ELECTION TO DEFER COMPENSATION. Pankuch may elect an Annual Deferral Sum hereunder by filing an Election of Deferral. The initial Election of Deferral must be filed within thirty (30) days of the Effective Date of this Agreement. Such initial Election of Deferral, if any, shall be effective commencing with the first day of the first month after it is filed. Thereafter, an Election of Deferral must be filed at least thirty
     (30) days prior to the beginning of the Fiscal Year to which it pertains and shall be effective on the first day of the Fiscal Year following the filing thereof.
  5. TERMINATION OF ELECTION. Pankuch's initial Election of Deferral shall continue in effect, pursuant to the terms of the Election of Deferral, unless and until Pankuch files with the Bank a Notice of Discontinuance or a subsequent Election of Deferral specifying a different amount of deferral. Each Election of Deferral filed subsequent to the initial Election of Deferral shall similarly continue in effect until Pankuch files a Notice of Discontinuance or a new Election of Deferral. Any new Election of Deferral, to be effective, must be filed at least thirty (30) days prior to the beginning of the Fiscal Year in which deferral is sought. A Notice of Discontinuance shall be effective if filed at least twenty (20) days prior to any January 1st, April 1st, July 1st or October 1st. Such Notice of Discontinuance shall be effective commencing with the January 1st, April 1st, July 1st or October 1st following its filing, whichever applies, and shall apply only with respect to Pankuch's Compensation and bonuses attributable to services not yet performed.
  6. RETIREMENT BENEFITS.
     (a)Retirement Benefit. The Bank agrees that, from and after the retirement of Pankuch from the service of the Bank upon reaching his Normal Retirement Date, the Bank shall thereafter pay as a retirement benefit (herein referred to as the "Retirement Benefit") to Pankuch Pankuch's entire Accrued Benefit, payable in equal annual installments, due on the 31st day of January of each year commencing on the first such date following the Normal Retirement Date, for a period of fifteen (15) years. The amount of each annual installment shall be an amount which, if paid annually over the remainder of the fifteen (15) year payment term, would result in payment of the entire Accrued Benefit, together with interest accrued at the rate of Eight (8%) percent per annum, in equal annual installments.
     (b)Election of Benefits Upon Normal Retirement Date. Pankuch shall have the option, upon attaining his Normal Retirement Date, to elect to receive his Retirement Benefit, notwithstanding his continued employment with the Bank after he has attained his Normal Retirement Date. Pankuch's election to receive his Retirement Benefit notwithstanding his continued employment must be made in writing at least ninety (90) days prior to his Normal Retirement Date. The Retirement Benefit payable upon election pursuant to this paragraph 6.b shall be the amount that would have been payable had Pankuch retired from service with the Bank as of his Normal Retirement Date. Any such election shall be irrevocable and shall result in the termination of Pankuch's right to any further deferrals hereunder.

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
     7. DEATH BENEFITS.
     (a)Death Benefit Prior to Commencement of Retirement or Disability Benefits. In the event of Pankuch's death while in the employment of Bank and prior to commencement of Retirement Benefits or Disability Benefits, Bank shall pay to Pankuch's designated beneficiary, in accordance with the last such designation received by the Bank from Pankuch prior to his death, a benefit in fifteen (15) annual installments, each in the amount of Forty-four Thousand Five Hundred Sixty and 00/100 ($44,560.00) . If no such designation has been received by Bank from Pankuch prior to his death, or if said payments are otherwise to be made as provided herein, said payments shall be made to Pankuch's then-living spouse, so long as she shall live, and thereafter to such person or persons, including her estate, as she may appoint under her Will, making specific reference hereto; if Pankuch is not survived by a spouse, or if said spouse shall be then deceased, having failed to so appoint, then said payments shall be made to the then-living children of Pankuch, if any, in equal shares, for their joint and survivor lives; and if none, or after their respective joint and survivor lives, any balance thereof in one lump sum to the estate of Pankuch. Payments shall be due on January 31 of each year, commencing on the first such date occurring after the death of Pankuch. To the extent that the Accrued Benefit in Pankuch's Retirement Account exceeds the total of payments required under this section, such excess sums shall be forfeited.
     (b)Death Benefit After Commencement of Benefits. In the event of Pankuch's death after the commencement of Normal Retirement Benefits, but prior to the completion of all such payments due and owing hereunder, the Bank shall continue to make such payments, in equal annual installments, over the remainder of the period specified in paragraph 6 hereof that would have been applicable to Pankuch had he survived. Such continuing payments shall be made to Pankuch's designated beneficiary, in accordance with the last such designation received by the Bank from Pankuch prior to his death. If no such designation has been received by the Bank from Pankuch prior to his death or if said payments are otherwise to be made as provided herein, said payments shall be made to Pankuch's then living spouse, so long as she shall live and thereafter to such person or persons, including her estate, as she may appoint under her Will, making specific reference hereto; if Pankuch is not survived by a spouse or if she shall fail to so appoint, then said payments shall be made to the then living children of Pankuch, if any, in equal shares, for their joint and survivor lives; and if none, or after their respective joint and survivor lives, any balance thereof in one lump sum to the estate of Pankuch. Such continuing payments shall be payable on January 31 of each year, commencing on the first such date occurring after the death of Pankuch.

  8. DISABILITY BENEFIT. In the event that Pankuch is determined to be Disabled, as defined in the Blue Ball National Bank Long Term Disability Plan (which definition is incorporated herein and made a part hereof), then the date of such determination shall, for purposes of this Agreement, be deemed to be Pankuch's Normal Retirement Date, and all benefits otherwise payable to Pankuch following the Normal Retirement Date shall be payable to Pankuch as a Disability Benefit.
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
  9. TERMINATION BENEFIT. In the event of Pankuch's termination of employment with the Bank before his Normal Retirement Date for any reason, other than his death or Disability (as herein defined) or the occurrence of any Acquisition Termination (as herein defined), the Bank shall pay to Pankuch, as compensation for services rendered prior to such termination, a single sum equal to the total Deferred Amounts hereunder, exclusive of Additions thereto (herein referred to as the "Termination Benefit"). In the event of the payment of a Termination Benefit, any and all Additions credited to Pankuch's Retirement Account shall be forfeited to the Bank. The Termination Benefit shall be payable on the first day of the first month following the termination of Pankuch's employment with the Bank.
  10.ACQUISITION TERMINATION BENEFIT.  In the event that Bank or PennRock
     Financial Services Corp., of which Bank is a wholly-owned subsidiary, should at any time prior to Pankuch's Normal Retirement Date be acquired by any other entity, and in the event that Pankuch's employment with Bank or its successor is subsequently terminated involuntarily prior to Pankuch's Normal Retirement Date, then such termination shall be deemed an Acquisition Termination hereunder. In such event, Bank or its successor shall pay to Pankuch, as compensation for services rendered prior to such termination, a single sum equal to the total Deferred Amounts hereunder, together with all Additions thereto (the "Acquisition Termination Benefit"). The Acquisition Termination Benefit shall be payable on the first day of the first month following the termination of Pankuch's employment with the Bank or its successor.
  11.HARDSHIP BENEFIT. In the event Pankuch suffers a financial hardship (as hereinafter defined), the Bank may, if it deems advisable in its sole and absolute discretion, distribute to or utilize on behalf of Pankuch as a hardship benefit (the "Hardship Benefit") any portion of Pankuch's Retirement Account up to, but not in excess of, the Termination Benefit to which Pankuch would have been entitled as of the date a Hardship Benefit is distributed or utilized. Any Hardship Benefit shall be distributed or utilized at such times as the Bank shall determine, and the Accrued Benefit in Pankuch's Benefit Account shall be reduced by the amount so distributed and/or utilized. Financial Hardship shall mean dire financial need of Pankuch caused by temporary or permanent disability or incapacity, medical or educational expenses, the purchase or maintenance of a residence, or a material reduction in family income.
  12.OFFSET FOR OBLIGATIONS TO BANK. If, at such time as Pankuch becomes entitled to benefit payments hereunder, Pankuch has any debt, obligation or other liability representing an amount owing to the Bank or an Affiliate of the Bank, and if such debt, obligation, or other liability is due and owing at the time benefit payments are payable hereunder, the Bank may offset the amount owing it or an Affiliate against the amount of benefits otherwise distributable hereunder.
  13.BENEFICIARY DESIGNATION. Pankuch shall have the right, at any time, to submit in substantially the form attached hereto as Exhibit "C", a written designation of primary and secondary beneficiaries to whom payment under this Agreement shall be made in the event of his death prior to complete distribution of the benefits due and payable under the Agreement. Each beneficiary designation shall become effective only when receipt thereof is acknowledged in writing by the Bank.

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
  14.NO TRUST CREATED. Nothing created in this Agreement, and no action taken pursuant to its provisions by either party hereto shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Bank and Pankuch, his designated beneficiary, other beneficiaries of Pankuch or any other person.
  15.BENEFITS PAYABLE ONLY FROM GENERAL CORPORATE ASSETS; UNSECURED GENERAL
     CREDITOR STATUS OF PANKUCH.
     (a)The payments to Pankuch or his designated beneficiary or any other beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Bank; no person shall have any interest in any such assets by virtue of the provisions of this Agreement. The Bank's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments from the Bank under the provisions hereof, such right shall be no greater than the right of any unsecured creditor of the Bank, no such person shall have nor require any legal or equitable right, interest or claim in or to any property or assets of the Bank.
     (b)This promise of future payment by Bank to Pankuch shall be unfunded and unsecured and shall not be construed as a transfer of any present right to receive payment. Pankuch shall derive no present economic benefit from this Agreement. In the event that, in its discretion, the Bank purchases an insurance policy or policies insuring the life of Pankuch (or any other property), to allow the Bank to recover the cost of providing benefits, in whole or in part, hereunder, neither Pankuch, his designated beneficiary nor any other beneficiary shall have any rights whatsoever therein or in the proceeds therefrom. The Bank shall be the sole owner and beneficiary of any such insurance policy and shall possess and may exercise all incidents of ownership therein. No such policy, policies or other property shall be held in any trust for Pankuch or any other person nor as collateral security for any obligation of the Bank hereunder.

  16.NO CONTRACT OF EMPLOYMENT. Nothing contained herein shall be construed to be a contract of employment for any term of years, nor as conferring upon Pankuch the right to continue to be employed by the Bank in his present capacity, or in any capacity. It is expressly understood by the parties hereto that this Agreement relates to the payment of deferred compensation for Pankuch's services, payable after termination of his employment with the Bank, and is not intended to be an employment contract.
  17.BENEFITS NOT TRANSFERABLE. Neither Pankuch, his designated beneficiary, nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder. No such amounts shall be subject to seizure by any creditor of any such beneficiary, by a proceeding at law or in equity, nor shall such amounts be transferable by operation of law in the event of bankruptcy, insolvency or death of Pankuch, his designated beneficiary, or any other beneficiary hereunder. Any such attempted assignment or transfer shall be void.

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  18.DETERMINATION OF BENEFITS.
     (a)Claim.
        A person who believes that he is being denied a benefit to which he is entitled under the Plan (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Bank, setting forth his claim. The request must be addressed to any Senior Vice President of the Bank at its then principal place of business.
     (b)Claim Decision.
        Upon receipt of a claim, the Bank shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Bank may, however, extend the reply period for an additional ninety (90) days for reasonable cause.
       If the claim is denied in whole or in part, the Bank shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:
       (i) The specific reason or reasons for such denial;
       (ii)The specific reference to pertinent provisions of this Agreement on which such denial is based;
       (iii)A description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary;
       (iv)Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and
       (v) The time limits for requesting a review under subsection c. and for review under subsection d. hereof.
     (c)Request for Review.
        Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Secretary of the Bank review the determination of the Bank. Such request must be addressed to the Secretary of the Bank, at its then principal place of business. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Bank. If the Claimant does not request a review of the Bank's determination by the Secretary of the Bank within such sixty (60) day period, he shall be barred and estopped from challenging the Bank's determination.
     (d)Review of Decision.
        Within sixty (60) days after the Secretary's receipt of a request for review, he will review the Bank's determination. After considering all materials presented by the Claimant, the Secretary will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Secretary will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.
  19.AMENDMENT. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors, and may not be otherwise terminated except as provided herein.
  20.INUREMENT. This Agreement shall be binding upon and inure to the benefit of the Bank and its successors and assigns, and Pankuch, his successors, heirs, executors, administrators and beneficiaries.

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
  21.NOTICE. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Bank. The date of such mailing shall be deemed the date of notice, consent or demand. Either party may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.
  22.GOVERNING LAW. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the United States of America and of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the parties have executed this Agreement, in duplicate, as of the day and year first above written.
ATTEST:                                         BLUE BALL NATIONAL BANK


                                         By:
---------------------------              --------------------------------
ROBERT K. WEAVER, Secretary               JOSEPH SPADA, Sr. Vice President


                                                                    (SEAL)
                                         ---------------------------
                                         MELVIN PANKUCH

                                    Exhibit A
                              ELECTION OF DEFERRAL

TO:    BLUE BALL NATIONAL BANK
       Attention:  Payroll Department


I hereby elect to defer a portion of my annual compensation under the following
Schedule:

  Amount Deferred
               1995                   $10,000.00
               1996                   $11,000.00
               1997                   $12,100.00
               1998                   $13,310.00
               1999                   $14,641.00
               2000                   $16,105.00
               2001                   $17,716.00
               2002                   $19,487.00
               2003                   $21,436.00
               2004                   $23,579.00

I further authorize Blue Ball National Bank to credit all amounts so deferred to the Retirement Account established pursuant to that certain Melvin Pankuch Deferred Compensation Plan Agreement, by and between the undersigned and Blue Ball National Bank, dated the 12th day of July, 1995.

I understand that this authorization shall remain in effect until revoked or amended. I understand that I may revoke deferral upon at least 20 days' prior written notice, effective on any January 1st, April 1st, July 1st or October 1st. I further understand that I may file an amended Election of Deferral at least 30 days prior to the beginning of a Fiscal Year of the Bank, effective on the first day of such Fiscal Year.

Date:
Melvin Pankuch
                                        9
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                                    Exhibit B

                            NOTICE OF DISCONTINUANCE
TO:    BLUE BALL NATIONAL BANK
       Attention:  Payroll Department


I hereby give notice of my election to discontinue deferral of my Compensation under that certain Melvin Pankuch Deferred Compensation Plan Agreement, by and between Blue Ball National Bank and the undersigned, dated the ------------ day of -----------------, 1995. This notice is submitted at least twenty (20) days prior to January 1st, April 1st, July 1st, or October 1st, and shall be effective as of such date, as specified below.
Discontinue deferral as of                   January 1st, 19
(mark one)                                   April 1st, 19
                                             July 1st, 19
                                             October 1st, 19


                                             ---------------------------------
                                             Melvin Pankuch

                                             Dated:----------------------------

                                    Exhibit C
                           DESIGNATION OF BENEFICIARY
                                    UNDER THE
                                 MELVIN  PANKUCH
                      DEFERRED COMPENSATION PLAN AGREEMENT

   I.   Employee: Melvin Pankuch
   II.The above-named Employee's Revocable Beneficiary under the Melvin Pankuch
     Deferred Compensation Plan Agreement is set forth below (CHECK BOX TO LEFT OF APPLICABLE NUMBERED SUBPARAGRAPH AND FILL IN THE BLANK(S); CHECK AND COMPLETE ONLY ONE NUMBERED SUBPARAGRAPH):
 / / 1.Employee's spouse, Ruth A. Pankuch, if living at the Employee's death; if not, such of the children of the marriage of the Employee and said spouse as shall be then living, equally, or the issue of any deceased child per stirpes.
 / / 2.Employee's spouse, ---------------------------, if living at the
       Employee's death, if not, such of the Employee's children as shall be then living, equally.
 / / 3.Such of the following children of the Employee as shall be living at the
       Employee's death, equally: ----------------, ----------------,
       ----------------.
 / / If this box is checked, and if paragraph 1, 2 or 3 is checked, then the living children of any deceased child designated shall take the share, divided equally, which such child would have taken, if living.
 / / 4.Employee's ---------------------------, if living at the Employee's death, if not, Employee's ----------------------------, if then living, if not, Employee's ---------------------------, if then living.
       (Insert relationship to Employee and name).
 / / 5.Such of the following as shall be living at the Employee's death, equally: Employee's -----------------------------------------------------
       -----------------------------------------------------------------------.
       (Insert relationship to Employee and name).
 / / 6.Employee's ------------------------------, if living at the Employee's death, if not, such of the following as shall be then living, equally:

       -----------------------------------------------------------------------

       -----------------------------------------------------------------------.
       (Insert relationship to Employee and name.)
 / / 7.Employee's -------------------------------------------------------------

       --------------------------------------------------------------------.
       (Insert relationship to Employee and name.

 / / 8.---------------------------------------------------------------------,as
       trustee(s) or the successor trustee(s) under an Agreement dated ---------------------, 19-----, made by and between Melvin Pankuch and said trustee(s), as now existing or hereafter amended, or if said trust is not in existence at the Employee's death, the executor(s) or administrator(s) of the Employee.

 / / 9.The trustee(s) or successor trustee(s) under the instrument probated as the Last Will and Testament of the Employee, or, if the Employee shall die intestate or shall leave a Will creating no trust, the executor(s) or administrator(s) of the Employee.
 / /10.Employee's executor(s) or administrator(s).
 / /11.------------------------------------------------------or its successors.
       (Insert Name and address of firm or organization.)

   III.If any one of subparagraphs 1 through 7 of paragraph II above is applicable and if no individual beneficiary named is living at the Employee's death, the Beneficiary shall be the executor(s) or administrator(s) of the Employee.
   IV.This Designation of Beneficiary revokes all prior designations and shall be effective as of the date it is filed with the Company. The Employee retains the right to revoke this Designation of Beneficiary.

   Date at New Holland, Lancaster County, Commonwealth of Pennsylvania, on
   June 12, 1995.
   WITNESS:
   ------------------------------------        ---------------------------------
Melvin Pankuch

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                                CONSENT OF SPOUSE

I hereby consent to the designation of the above beneficiary(ies) to receive the benefits payable under the Melvin Pankuch Deferred Compensation Plan Agreement between Melvin Pankuch and Blue Ball National Bank, dated June 12, 1995, as the result of the death of Melvin Pankuch and waive any and all rights necessary to provide the payment of such benefits to such beneficiary(ies).
Dated at New Holland, Lancaster County, Commonwealth of Pennsylvania on June 12, 1995.
WITNESS:

-------------------------------------         ---------------------------------
                                              RUTH A. PANKUCH

                              FILING ACKNOWLEDGMENT
Filed with the records of the Company this 12th day of June, 1995.


                                   By -----------------------------------------
                                                            Title
                                        13
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